UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2019

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGFV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 21, 2019, the Board of Directors (the “Board”) of Big 5 Sporting Goods Corporation (the “Company”) appointed Colleen Birdnow Brown as a Class A Director to fill a vacancy on the Board. Ms. Brown’s term will expire at the Company’s 2021 annual meeting of stockholders. The Board has determined that Ms. Brown satisfies the requirements for independence set forth in the rules of the NASDAQ Stock Market LLC.

Ms. Brown was previously President, Chief Executive Officer and a director of Fisher Communications Inc., a public multimedia company. She also has served in various leadership capacities with media companies Belo Corp., Lee Enterprises and Gannett Co. In addition, Ms. Brown is the founder of Marca Global, an innovative marketing and internet technology company.

Ms. Brown currently serves on the board of TrueBlue, where she is chair of the Innovation and Technology Committee and a member of the Nominating & Corporate Governance Committee and the Compensation Committee, and Spark Networks, where she is chair of the Audit Committee and a member of the Presiding Committee. She also serves on the boards of privately held Port Blakely Forestry and IntellaSphere, as well as non-profit Delta Dental of Washington. Over the course of her career, Ms. Brown has served on numerous other corporate boards, including American Apparel, where she served as board chair, DataSphere Technologies, BECU (Boeing Employees Credit Union), CareerBuilder and Classified Ventures.

There are no arrangements or understandings between Ms. Brown and any other person(s) pursuant to which she was appointed as a director. Since the beginning of fiscal 2018, the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Ms. Brown, or members of her immediate family, had or will have a direct or indirect material interest.

Concurrently with her appointment to the Board, Ms. Brown was granted options to purchase 10,000 shares of the Company’s common stock at a price of $1.91 per share. The options were issued under the Company’s 2019 Equity Incentive Plan.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release regarding the appointment of Ms. Brown on August 22, 2019. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated August 22, 2019, issued by Big 5 Sporting Goods Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION (Registrant)

Date: August 22, 2019

/s/ Barry D. Emerson
Barry D. Emerson
Senior Vice President, Chief Financial
Officer and Treasurer